JOINT FILER INFORMATION



NAME:                                 Frost Gamma Investments Trust

ADDRESS:                              4400 Biscayne Blvd
                                      Miami, FL 33137

Designated Filer:                     Phillip Frost, M.D.

Issuer and Ticker Symbol:             Opko Health, Inc. (OPK)

Date of Event Requiring Statement:    August 28, 2007





FROST GAMMA INVESTMENTS TRUST

         by: /s/ Richard Pfenniger, Attorney in fact
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